EXHIBIT 99.2

Performance Report

Third Quarter

2003

Table of Contents

Third Quarter Earnings Review	2
Consolidated Financial Information	4
Key Financial Data	5
Consolidated Income Statements	7
Consolidated Balance Sheets	8
Net Interest Margin and Interest-Rate Spread - QTD	9
Net Interest Margin and Interest-Rate Spread - YTD	10
Earnings Per Share (EPS) - QTD	11
Earnings Per Share (EPS) - YTD	12
Analysis of Consolidated Income Statement	13
Net Interest Income	14
Noninterest Income	15
Noninterest Expense	18
Loan Portfolio, Credit Quality & Capital	19
Average Loans	20
Credit Cards - Domestic	21
Credit Quality	22
Nonperforming Assets	23
Rollforward Of Reserve For Credit Losses	24
Summary Of Credit-Related Costs	25
Net Charge-Offs	25
Capital and Share Data	26
Review of Business Line Results	27
Earnings Summary	29
Personal Financial Services	30
Regional Commercial Financial Services and Investment Management	31
National Commercial Financial Services	33
International Banking	34
Capital Markets	34
Core Business Highlights	35
Argentina	39
Brazil	40
Principal Investing Portfolio	41

THIRD QUARTER EARNINGS REVIEW

Below is a summary of net income by business unit for 3Q’03 and 2Q’03. Detailed information regarding line of business results can be found in the section beginning on page 27. There were minor reclassifications of the 2Q numbers originally presented three months ago mainly due to an organizational transfer of customer relationships. This affected Personal Financial Services and Regional CFS & Investment Management.

	2003
(after-tax amounts in millions)	3Q	2Q
Personal Financial Services (see page 30)
Consumer Banking	$184	$190
Small Business	35	31
Credit Card	41	34

Total Personal Financial Services	$260	$255
Regional CFS & Investment Management (see pages 31)
Regional Commercial Financial Services	$76	$70
Investment Management	40	39

Total Regional CFS & Investment Management	$116	$109

National Commercial Financial Services (see page 33)	$215	$199

Total Core Businesses	$591	$563
International
Brazil (see page 40)	$27	$31
Other International	20	15
Argentina (see page 39):
Net Argentine charges in 2Q (see note 1 below)	—	(38)
Remaining Argentina	2	(8)

Total International	$49	$—

Capital Markets
Principal Investing (see page 41)	$29	$(53)
Specialist/Execution and Clearing	15	10

	$44	$(43)
Discontinued Businesses
Gain from Sale of InterPay	$—	$57
Robertson Stephens/Asia	—	(4)

Total Discontinued Businesses	$—	$53

Other (see note 2 below)	$(9)	$51

Net Income	$675	$624

1)	Includes (a) charge for the establishment of a reserve related to the estimated impact of redollarization on applicable deposits ($100 million pre-tax; $65 million after-tax); this action could also mitigate the future impact of costs currently being incurred by the ongoing court-ordered settlements with individual depositors, (b) charges for securities writedowns ($15 million pre-tax; $10 million after-tax) and further streamlining of operations ($6 million pre-tax; $4 million after-tax) and (c) a gain from the sale of an investment in an Argentine pension company ($64 million pre-tax; $41 million after-tax).
2)	Includes Treasury (including securities gains), transactions not allocated to the principal business lines and the residual impact of methodology allocations. The decline from 2Q is due, in part, to lower net interest income reflecting both higher premium amortization related to mortgage refinancings and lower revenue from interest rate swaps used to hedge the overall rate risk position, as well as costs incurred in 3Q to increase expense reserves.

THIRD QUARTER EARNINGS REVIEW

Line of Business Rollforward

Description	EPS
Second Quarter 2003	$.59

Principal Investing business (3Q net income of $29 million vs. a net loss of $53 million in 2Q)	.08

Core Business Improvement (see note 1 below)	.03

Impact on net interest income of decline in revenue from maturing interest rate swaps as well as yield compression, mainly from prepayments, on the mortgage & securities portfolios	(.05)

Increase in corporate expense reserves (e.g. litigation)	(.02)

Impact of second quarter actions (see note 2 below)	(.02)

Other, net (see note 3 below)	.03

Third Quarter 2003	$.64

1)	Net income from core businesses was $591 million in 3Q compared with $563 million in 2Q, an increase of $28 million or $.03 per share. This increase reflects improvements in all major business lines (Personal Financial Services, Regional Commercial Financial Services & Investment Management, and National Commercial Financial Services).
2)	Includes a 2Q after-tax gain of $57 million from the sale of Interpay and a net 2Q after-tax charge of $38 million for Argentina related to securities writedowns, further streamlining of operations, and establishing a reserve for the estimated impact of redollarization on applicable deposits, partially offset by a gain from the sale of an investment in an Argentine pension company. In the GAAP income statement, the second quarter gain from the sale of InterPay is required to be presented as a discontinued operation.
3)	Primarily reflects higher core earnings from international, mainly Argentina, and increased earnings from Specialist/Execution & Clearing.

CONSOLIDATED

FINANCIAL

INFORMATION

THIRD QUARTER HIGHLIGHTS

Key Financial Data

	2003		Change		2002	Change
Dollars in millions, except per share data	3Q	2Q	3Q
Net Income:
Earnings	$675	$624	8%		$579	17%
Earnings Per Share	.64	.59	8		.55	16
Return on Assets	1.39%	1.27%	12	bp	1.23%	16	bp
Return on Common Equity	15.53	14.47	106		13.80	173
Other Data:
Revenue	$2,934	$2,777	6%		$2,857	3%
Expenses	1,611	1,594	1		1,593	1
Net Interest Margin	3.68%	3.76%	(8	)bp	3.86%	(18	)bp
Noninterest Income/Revenue	47	42	500		47	—
Nonperforming Assets (1)	$2,340	$2,603	(10)%		$3,759	(38)%
Total Credit-Related Charges (2)	265	315	(16)		370	(28)
Net Charge-offs (3)(4)	321	518	(38)		504	(36)
Reserve/Loans	2.48%	2.58%	(10	)bp	3.18%	(70	)bp

bp = basis	points

1)	Nonperforming assets for Argentina were $1.2 billion in 3Q’03, $1.3 billion in 2Q’03, and $1.9 billion in 3Q’02.
2)	Total credit-related charges included a provision for credit losses of $265 million in 3Q’03, $285 million in 2Q’03, and $352 million in 3Q’02. The remaining amounts in 2Q’03 and 3Q’02, which are related to airline credits, were charged against noninterest income.
3)	Total net chargeoffs reflected net loan losses of $321 million in 3Q’03, $488 million in 2Q’03, and $486 million in 3Q’02. The remaining net chargeoff amounts in 2Q’03 and 3Q’02, which are related to airline credits, were charged against noninterest income.
4)	Included in the total net chargeoffs for each period were amounts for Argentina of $56 million in 3Q’03, $78 million in 2Q’03, and $134 million in 3Q’02.

Earnings Per Share - Line Item Rollforward

Description	EPS
Second Quarter 2003	$.59

Higher noninterest income (higher capital markets revenue and core banking fees; see note 1 below)	.07

Lower credit costs (including 2Q credit costs charged to noninterest income)	.03

Lower net interest income (mainly lower swap revenue and impact of premium amortization)	(.03)

Other, net (see note 2 below)	(.02)

Third Quarter 2003	$.64

1)	Excludes impact of 2Q items: airline credit-related charges, Argentine charges related to redollarization reserve and securities writedowns, and a gain from the sale of the Argentine pension company.
2)	Mainly the absence of 2Q Interpay gain and net Argentine charges, as well as higher noninterest expense.

Income Statement

	2003			2002
Dollars in millions	3Q	2Q	1Q	4Q	3Q
Net Interest Income (FTE)	$1,552	$1,598	$1,622	$1,563	$1,531
Noninterest Income	1,382	1,179	1,138	1,311	1,326

Revenue (FTE)	2,934	2,777	2,760	2,874	2,857
Noninterest Expense	1,611	1,594	1,573	1,665	1,593

Income from Continuing Operations before
Provision and Income Taxes	1,323	1,183	1,187	1,209	1,264
Provision for Credit Losses	265	285	280	750	352
Income Taxes and tax-equivalent adj. from Continuing Operations	383	327	330	162	315

Net Income from Continuing Operations	675	571	577	297	597
Net Income (Loss) from Discontinued Operations (net of tax)	—	53	(10)	(36)	(18)

Net Income	$675	$624	$567	$261	$579

Other Financial Data

RATIOS and COMMON SHARE DATA
Net Income:
Return on Assets	1.39%	1.27%	1.18%	.55%	1.23%
Return on Common Equity	15.53	14.47	13.67	6.12	13.80
Efficiency Ratio	54.9	57.4	57.0	57.9	55.8
Diluted Earnings Per Share	$.64	$.59	$.54	$.24	$.55
Cash Dividends Declared	.35	.35	.35	.35	.35
Book Value	16.46	16.32	16.04	15.78	15.84
Balance Sheet Data:
Total Assets (period-end)	$196,398	$197,128	$199,308	$190,453	$187,188
Loans and Leases (period-end)	126,344	123,860	124,015	120,380	117,053

Consolidated Income Statements

	Three Months Ended			Nine Months Ended
Dollars in millions, except per share data	September 30, 2003	June 30, 2003	September 30, 2002	September 30, 2003	September 30, 2002
Net interest income (FTE)	$1,552	$1,598	$1,531	$4,772	$4,919
Noninterest income:
Investment services revenue	387	379	379	1,120	1,188
Banking fees and commissions	401	391	386	1,170	1,152
Capital markets-related revenue	286	18	211	415	343
Credit card revenue	151	155	195	461	522
Other	157	236	155	532	520

Noninterest income	1,382	1,179	1,326	3,698	3,725

Revenue	2,934	2,777	2,857	8,470	8,644

Noninterest expense:
Employee compensation and benefits	860	822	838	2,507	2,476
Occupancy	131	129	125	388	382
Equipment	107	113	117	339	361
Intangible asset amortization	19	19	21	59	65
Merger and Restructuring costs	—	—	4	—	17
Other	494	511	488	1,485	1,437

Noninterest expense	1,611	1,594	1,593	4,778	4,738

Income from continuing operations before provision and income taxes	1,323	1,183	1,264	3,692	3,906
Provision for credit losses	265	285	352	830	2,010
Income taxes and tax-equivalent adjustment from continuing operations	383	327	315	1,039	669

Net income from continuing operations	$675	$571	$597	$1,823	$1,227

Net income (loss) from discontinued operations (net of tax)	—	53	(18)	43	(299)

Net income	$675	$624	$579	$1,866	$928

Diluted earnings per share - continuing operations	$.64	$.54	$.57	$1.72	$1.16
Diluted earnings per share - net income	.64	.59	.55	1.76	.87

Consolidated Balance Sheets - Period End

Dollars in millions	September 30, 2003	June 30, 2003	September 30, 2002

ASSETS:
Cash and equivalents	$14,115	$13,083	$14,965
Securities	30,844	34,914	28,503
Trading assets	4,151	4,607	4,594
Loans and leases	126,344	123,860	117,053
Reserve for credit losses	(3,128)	(3,198)	(3,727)
Due from brokers/dealers	4,953	4,661	4,327
Intangible assets	4,560	4,580	4,699
Other assets	14,559	14,621	16,774

Total assets	$196,398	$197,128	$187,188

LIABILITIES:
Deposits	$132,515	$130,241	$121,481
Short-term borrowings	14,342	16,109	11,816
Due to brokers/dealers	5,008	4,576	4,274
Long-term debt	16,350	17,815	20,680
Other liabilities	10,589	10,949	12,071

Total liabilities	178,804	179,690	170,322

STOCKHOLDERS’ EQUITY:
Preferred stock	271	271	271
Common stock	17,323	17,167	16,595

Total stockholders’ equity	17,594	17,438	16,866

Total liabilities and stockholders’ equity	$196,398	$197,128	$187,188

Net Interest Margin and Interest-Rate Spread: Quarter

Average for Three Months Ended
FTE Basis	September 30, 2003			June 30, 2003			September 30, 2002
Dollars in millions	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS:
Interest-bearing deposits	$2,926	$16	2.10%	$2,826	$22	3.07%	$2,835	$26	3.63%
Federal funds sold/Repos	2,316	64	10.89	2,017	73	14.50	5,514	81	5.79
Securities	31,920	296	3.71	35,073	334	3.81	28,144	331	4.71
Total loan and leases–Domestic	109,066	1,545	5.63	107,823	1,593	5.92	99,257	1,659	6.64
Total loan and leases–International	14,749	279	7.51	15,449	275	7.15	17,263	284	6.53
Due from broker/dealer	4,678	10	0.83	5,581	20	1.40	3,858	15	1.57
Other earning assets	1,818	15	3.46	1,590	18	4.41	1,568	8	2.13

Total interest-earning assets	167,473	2,225	5.28%	170,359	$2,335	5.49%	158,439	$2,404	6.05%

Reserve for credit losses	(3,220)			(3,397)			(3,958)
Other assets	27,915			29,394			31,784

Total assets	$192,168			$196,356			$186,265

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Deposits:
Savings–Domestic	$73,580	$174	0.94%	$70,496	$182	1.03%	$62,516	$212	1.35%
Time–Domestic	14,845	72	1.93	15,425	85	2.20	19,156	139	2.87
International	10,219	76	2.94	10,556	98	3.73	9,045	146	6.41

Total interest-bearing deposits	98,644	322	1.29	96,477	365	1.52	90,717	497	2.17

Short-term borrowings	13,342	103	3.07	16,174	103	2.55	13,905	83	2.37
Long-term debt	16,908	240	5.68	19,148	252	5.27	21,581	282	5.22
Due to broker/dealer	4,690	8	0.65	5,474	17	1.21	3,756	11	1.21

Total interest-bearing liabilities	$133,584	$673	2.00%	$137,273	$737	2.15%	$129,959	$873	2.67%

Net interest spread			3.28%			3.34%			3.38%

Demand and other noninterest-bearing time deposits	$31,771			$31,366			$28,027
Other liabilities	9,422			10,279			11,492

Total liabilities	174,777			178,918			169,478

Preferred Stock	271			271			271
Common Stock	17,120			17,167			16,516

Stockholders’ equity	17,391			17,438			16,787

Total liab. and stockholders’ equity	$192,168			$196,356			$186,265

Net interest margin			3.68%			3.76%			3.86%

Net Interest Margin and Interest-Rate Spread: Year-to-Date

Average for Nine Months Ended

FTE Basis Dollars in millions	September 30, 2003			September 30, 2002
	Balance	Interest	Rate	Balance	Interest	Rate

ASSETS:
Interest-bearing deposits	$2,911	$61	2.78%	$2,475	$86	4.63%
Federal funds sold/Repos	2,727	227	11.15	5,202	214	5.51
Securities	33,306	984	3.94	28,285	1,113	5.25
Total loan and leases—Domestic	108,011	4,747	5.87	101,079	5,085	6.72
Total loan and leases—International	15,272	807	7.06	19,241	1,192	8.28
Due from broker/dealer	5,008	41	1.10	3,895	43	1.49
Other earning assets	1,682	47	3.79	1,718	66	5.18

Total interest-earning assets	168,917	$6,914	5.47%	161,895	$7,799	6.43%

Reserve for credit losses	(3,476)			(3,790)
Other assets	29,065			32,782

Total assets	$194,506			$190,887

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Deposits:
Savings—Domestic	$70,054	$537	1.03%	$61,783	$620	1.34%
Time—Domestic	15,566	252	2.17	20,468	492	3.21
International	10,076	266	3.52	10,070	534	7.10

Total interest-bearing deposits	95,696	1,055	1.47	92,321	1,646	2.38

Short-term borrowings	14,553	293	2.69	14,323	327	3.05
Long-term debt	18,827	760	5.38	23,306	872	4.99
Due to broker/dealer	5,018	34	0.91	3,902	35	1.20

Total interest-bearing liabilities	$134,094	$2,142	2.13%	$133,852	$2,880	2.87%

Net interest spread			3.34%			3.56%

Demand and other noninterest-bearing time deposits	$33,028			$27,836
Other liabilities	10,118			11,742

Total liabilities	177,240			173,430

Preferred Stock	271			271
Common Stock	16,995			17,186

Stockholders’ equity	17,266			17,457

Total liab. and stockholders’ equity	$194,506			$190,887

Net interest margin			3.78%			4.05%

QTD - EARNINGS PER SHARE (EPS)

Computation of equivalent shares and earnings per common share

	BASIC
	Three Months Ended
Dollars in millions, except per share data	09/30/03	06/30/03	09/30/02
Earnings per share:
Net income from continuing operations	$675	$571	$597
Less: Preferred stock dividends	(5)	(5)	(5)

Adjusted net income from continuing operations	670	566	592
Net income (loss) from discontinued operations	—	53	(18)

Adjusted net income	$670	$619	$574

Weighted average shares outstanding (in millions)	1,048.1	1,047.5	1,045.9

Earnings per share—continuing operations	$.64	$.54	$.57
Earnings per share—net income	.64	.59	.55

	DILUTED
	Three Months Ended
	09/30/03	06/30/03	09/30/02
Equivalent shares (in millions):
Average shares outstanding	1,048.1	1,047.5	1,045.9
Additional shares due to:
Stock options and awards	4.6	3.3	1.1

Total equivalent shares	1,052.7	1,050.8	1,047.0
Earnings per share:
Net income from continuing operations	$675	$571	$597
Less: Preferred stock dividends	(5)	(5)	(5)

Adjusted net income from continuing operations	$670	$566	$592
Net income (loss) from discontinued operations	—	53	(18)

Adjusted net income	$670	$619	$574

Total equivalent shares (in millions)	1,052.7	1,050.8	1,047.0

Earnings per share—continuing operations	$.64	$.54	$.57
Earnings per share—net income	.64	.59	.55

YTD - EARNINGS PER SHARE (EPS)

Computation of equivalent shares and earnings per common share

	BASIC
	Nine Months Ended
Dollars in millions, except per share data	09/30/03	09/30/02
Earnings per share:
Net income from continuing operations	$1,823	$1,227
Less: Preferred stock dividends	(14)	(14)

Adjusted net income from continuing operations	$1,809	$1,213
Net income (loss) from discontinued operations	43	(299)

Adjusted net income	$1,852	$914

Weighted average shares outstanding (in millions)	1,047.5	1,045.1

Earnings per share - continuing operations	$1.73	$1.16
Earning per share - net income	1.77	.87

	DILUTED
	Nine Months Ended
	09/30/03	09/30/02
Equivalent shares (in millions):
Average shares outstanding	1,047.5	1,045.1
Additional shares due to:
Stock options and awards	3.2	4.1

Total equivalent shares	1,050.7	1,049.2
Earnings per share:
Net income from continuing operations	$1,823	$1,227
Less: Preferred stock dividends	(14)	(14)

Adjusted net income from continuing operations	$1,809	$1,213
Net income (loss) from discontinued operations	43	(299)

Adjusted net income	$1,852	$914

Total equivalent shares (in millions)	1,050.7	1,049.2

Earnings per share - continuing operations	$1.72	$1.16
Earning per share - net income	1.76	.87

ANALYSIS OF

CONSOLIDATED

INCOME

STATEMENT

Net Interest Income

	2003			2002
Dollars in millions	3Q	2Q	1Q	4Q	3Q
Interest income	$2,213	$2,322	$2,343	$2,352	$2,390
Tax-equivalent adjustment	12	13	12	13	14
Interest expense	673	737	733	802	873

Net interest income	$1,552	$1,598	$1,622	$1,563	$1,531

Net Interest Margin	3.68%	3.76%	3.89%	3.90%	3.86%

Net interest income declined $46 million and net interest margin declined 8 basis points from the second quarter. A rollforward of net interest income/margin from 2Q’03 to 3Q’03 follows:

$ in millions	NII	Margin
Second Quarter 2003 Balances	$1,598	3.76%
Mortgage-related yield compression/decline in swap revenue (see note 1 below)	(80)	(.19)
Other, net (see note 2 below)	34.11

Third Quarter 2003 Balances	$1,552	3.68%

1)	Yields were reduced on mortgage-related securities and residential mortgages as prepayments led to faster amortization of premiums as well as faster runoff coupled with reinvestment at lower interest rates. Expectations for continued rapid mortgage prepayments that were prevailing also reduced yields on mortgage assets, due to the projected amortization of premium. In addition, swap revenue declined due to the maturity of certain swaps that had been outstanding throughout the entire prior quarter. Furthermore, other swaps, terminated at a large gain in June as part of the Corporation’s move to an asset sensitive position, contributed to net interest income at a reduced level in the third quarter, as the realized gain is amortized into income over the next several years in accordance with generally accepted accounting principles. The Corporation’s interest rate risk position remains asset sensitive as of September 30, 2003 and, based on the increase in interest rates during the third quarter, it’s expected that mortgage-related prepayments will be less of a factor in the fourth quarter.
2)	The increase in “other, net” is due, in part, to a net benefit from a change in mix of earning assets as home equity and mortgage loans increased while securities and commercial loans declined, wider credit card spreads from repricings, and the impact of having one additional day in the accrual period.

Noninterest Income

	2003			2002
Dollars in millions	3Q	2Q	1Q	4Q	3Q
Investment Services Revenue	$387	$379	$354	$371	$379
Banking Fees and Commissions	401	391	378	382	386
Capital Markets-Related Revenue (2)(3)	286	133	111	169	211
Credit Card Revenue	151	155	156	263	195
Other Income:
Mortgage Originations	22	20	12	13	13
Tax Processing	12	18	10	4	10
All Other (1)(3)	123	164	147	159	150

Subtotal	1,382	1,260	1,168	1,361	1,344
Gain from Sale of Investment in Argentine Pension Company (1)	—	64	—	—	—
Argentine Charges (2)	—	(115)	—	—	—
Credit-related Charges (3)	—	(30)	(30)	(50)	(18)

Total Noninterest Income	$1,382	$1,179	$1,138	$1,311	$1,326

The following items have been broken out and shown as separate line items for the purpose of the above presentation:

(1)	A pre-tax gain of $64 million from the sale of an investment in an Argentine pension company which was recorded to Other Income in 2Q’03.
(2)	Total Argentine pre-tax charges of $115 million recorded to Capital Markets-Related Revenue in 2Q’03 including a $100 million charge for the estimated impact of ongoing court-ordered deposit redollarizations in Argentina and a $15 million charge for Argentine securities writedowns.
(3)	Credit-related charges related to airlines of $30 million in 2Q’03, $30 million in 1Q’03, and $18 million in 3Q’02 were recorded to Other Income. A non-airline credit-related charge of $50 million in 4Q’02 was recorded to Capital Markets Revenue.

Excluding the items described in the footnotes above, noninterest income increased $122 million from the second quarter. This was mainly due to an improvement in capital markets revenue driven by higher gains and lower valuation writedowns from the principal investing portfolio. In addition, investment services revenue and banking fees increased, while credit card revenue was down slightly due to the absence of a $10 million gain in the second quarter from the sale of receivables. Other income declined due, in part, to the absence of a second quarter home equity securitization gain, lower tax processing revenue due to the seasonal nature of the business, adjustments made to the carrying value of the assets held for accelerated disposition portfolio, and lower student loan sale gains.

Capital Markets-Related Revenue

	2003			2002
Dollars in millions	3Q	2Q	1Q	4Q	3Q
Market-Making	$28	$23	$35	$60	$80
Foreign Exchange (1)	37	23	(26)	(42)	43
Syndication/Agency Fees	49	42	33	26	32
Underwriting and Advisory Fees	15	18	18	11	15
Trading Profits and Commissions (2)	30	41	70	52	58
Securities Gains (3)	35	51	34	148	51
Private Equity Revenue	92	(65)	(53)	(86)	(68)

Total Capital Markets-Related Revenue	$286	$133	$111	$169	$211

(1)	Excludes $100 million charge in 2Q’03 for establishing a reserve related to the estimated impact of redollarization actions on applicable deposits. This action should also mitigate the future impact of costs currently being incurred by the ongoing court-ordered settlements with individual depositors.
(2)	Excludes a $50 million credit-related charge recorded to trading profits and commissions in 4Q’02.
(3)	Excludes a $15 million charge for Argentine securities writedowns in 2Q’03.

Capital markets revenue increased by $153 million from the prior quarter. This included a $157 million increase in private equity revenue reflecting higher gains from investment sales coupled with lower valuation writedowns. Foreign exchange profits grew $14 million from the second quarter mainly reflecting improvements in Latin America. In addition, syndication fees continued strong, growing $7 million from the second quarter. The $11 million decline in trading account profits was due, in part, to mark-to-market losses on those derivatives that did not qualify for hedge accounting treatment this quarter, and a decline from Latin American operations.

Investment Services Revenue

	2003			2002
Dollars in millions	3Q	2Q	1Q	4Q	3Q
Investment Management Revenue	$274	$259	$249	$256	$260
Brokerage Fees and Commissions	113	120	105	115	119

Total Investment Services Revenue	$387	$379	$354	$371	$379

The $15 million increase in investment management revenue was mainly due to improved stock market conditions during the quarter, which favorably affected asset management fees. Domestic assets under management were $152 billion at September 30, 2003, up $4 billion from June 30. The $7 million decline in brokerage fees was mainly due to a very weak market for retail brokerage during July and August, which caused transaction volumes to be lower in the third quarter. In addition, the continued low interest rate environment also affected sales of annuity products and money market accounts experienced outflows.

Banking Fees and Commissions

	2003			2002
Dollars in millions	3Q	2Q	1Q	4Q	3Q
Cash Management Fees	$119	$114	$115	$108	$118
Deposit Account Charges	109	107	102	103	101
Electronic Banking Fees	68	71	63	69	69
Other	105	99	98	102	98

Total Banking Fees & Commissions	$401	$391	$378	$382	$386

Banking fees and commissions improved $10 million from the second quarter due mainly to higher cash management, deposit and letter of credit fees. Electronic banking fees were down $3 million from the second quarter after absorbing a reduction of $6 million from reduced interchange fees related to the Visa/Master Card merchant litigation settlement that took effect on August 1.

NONINTEREST EXPENSE

Noninterest Expense

	2003			2002
Dollars in millions	3Q	2Q	1Q	4Q	3Q
Employee Compensation and Benefits	$860	$822	$826	$774	$838
Occupancy	131	129	129	121	125
Equipment	107	113	119	117	117
Intangible Asset Amortization	19	19	20	28	21
Merger and Restructuring Charges	—	—	—	83	4
Other	494	511	479	542	488

Total Noninterest Expense	$1,611	$1,594	$1,573	$1,665	$1,593

FTE Employees	47,696	48,319	49,567	50,266	50,722
Efficiency Ratio	54.9%	57.4%	57.0%	57.9%	55.8%

Noninterest expense increased $17 million from the second quarter. Increases from benefits expenses and incentive compensation programs, driven by the continued improvement in the performance of core businesses, were partially offset by a decline in other expense. The latter was mainly due to lower marketing expenses, which were at an unusually high level in the second quarter, and expense reductions at various business units, partially offset by an increase in corporate expense reserves.

During the quarter, an additional $3 million of savings was realized from the restructuring plan announced in January. On an annualized basis, FleetBoston has now realized substantially all of the estimated $100 million in expected cost savings.

LOAN PORTFOLIO,

CREDIT QUALITY &

CAPITAL

LOANS

Average Loans

	2003			2002
Dollars in millions	3Q	2Q	1Q	4Q	3Q
OWNED
Commercial:
Commercial and Industrial—Domestic	$34,816	$37,504	$39,306	$41,292	$43,029
Commercial Real Estate—Domestic	10,275	10,530	10,825	10,997	11,298
International	10,386	11,115	11,468	12,194	13,255

Total Commercial Loans	55,477	59,149	61,599	64,483	67,582
Lease Financing—Domestic	10,554	10,568	10,950	10,983	11,168
Lease Financing—International	3,268	3,241	3,154	3,024	2,879

Total Leases	13,822	13,809	14,104	14,007	14,047

Total Commercial Loans and Leases	69,299	72,958	75,703	78,490	81,629

Consumer:
Home Equity	28,536	25,730	23,972	20,812	16,970
Residential Real Estate	16,281	14,766	12,662	8,938	7,188
Credit Card	5,454	5,377	5,913	6,007	5,699
Other Consumer	3,150	3,348	3,495	3,515	3,905
International	1,095	1,093	1,005	1,021	1,129

Total Consumer	54,516	50,314	47,047	40,293	34,891

Total Loans-Owned	123,815	123,272	122,750	118,783	116,520

SECURITIZED
Credit Card	9,336	9,373	9,845	10,389	9,770
Collateralized Loan Obligation	4,480	4,538	4,538	4,559	4,196
Lease Financing	574	605	630	669	685
Consumer Asset Finance	993	909	405	462	503

Total Securitized Loans	15,383	15,425	15,418	16,079	15,154

Total Managed Loans	$139,198	$138,697	$138,168	$134,862	$131,674

Total average loans-owned grew $0.5 billion from the second quarter. An analysis of the major changes by category follows:

☐	Home equity loans grew $2.8 billion reflecting current market conditions (low interest rate environment) and an increased emphasis on cross-selling this product to existing customers. The home equity portfolio has an average loan-to-value ratio of 58%, customers have an average FICO score of 761, and approximately 66% of the portfolio represents first liens on the property.
☐	Residential mortgage loans grew $1.5 billion reflecting portfolio purchases and a decision to retain a greater number of originated loans.
☐	Domestic commercial and industrial loans declined $2.7 billion reflecting continued low customer demand and the execution of a $1.2 billion securitization during the third quarter.
☐	International loans and leases declined $0.7 billion due to further declines in Latin American loans, mainly Brazil and Argentina.
☐	All other loans/leases were down $0.4 billion (net) reflecting declines in the commercial real estate and other consumer loan categories.

Credit Cards - Domestic

Dollars in millions

September 30, 2003	Owned	Securitized	Managed *
Period-end Receivables	$5,457	$9,339	$14,796
Average Receivables	5,454	9,336	14,790
Net Charge-offs	82.0	171.5	253.5
Delinquent Receivables	181.5	396.4	577.9
Charge-off Ratio (annualized)	5.96%	7.29%	6.80%
Delinquency Ratio	3.33	4.25	3.91
June 30, 2003	Owned	Securitized	Managed *
Period-end Receivables	$5,319	$9,332	$14,651
Average Receivables	5,377	9,373	14,750
Net Charge-offs	69.8	171.5	241.3
Delinquent Receivables	202.4	366.9	569.3
Charge-off Ratio (annualized)	5.21%	7.34%	6.56%
Delinquency Ratio	3.81	3.93	3.89

*	Managed balances represent the aggregate of both owned and securitized credit card receivables.

Average balances of managed receivables were relatively stable compared with the prior quarter but were down $700 million compared with the third quarter of 2002. This reflects various sales of receivables, FleetBoston’s greater emphasis on secured consumer lending (home equity loans and residential mortgages) in the current economic environment, as well as a conscious slow-down in national card solicitations. The percentage of Fleet retail households owning a Fleet credit card rose to 25% in the current quarter vs. 17% in the first quarter of 2002.

CREDIT QUALITY

Events in Argentina have had a significant impact on the Corporation’s levels of nonperforming assets, credit losses and reserves. Below is an analysis of credit quality data for the most recent five quarters that isolates the impact of Argentina on the consolidated totals.

	2003			2002
Dollars in millions	3Q	2Q	1Q	4Q	3Q
Nonperforming Assets
Argentina	$1,199	$1,326	$1,461	$1,680	$1,901
All other	1,141	1,277	1,512	1,779	1,858

Total	$2,340	$2,603	$2,973	$3,459	$3,759
Net Loan Charge-offs
Argentina	$56	$78	$196	$157	$134
All other	265	410	430	450	352

Total	$321	$488	$626	$607	$486
Reserve for Credit Losses
Argentina	$547	$605	$681	$870	$1,023
All other	2,581	2,593	2,725	2,994	2,704

Total	$3,128	$3,198	$3,406	$3,864	$3,727
Reserve/Loans
Argentina	29.55%	29.70%	30.58%	36.07%	37.24%
All other	2.07%	2.13%	2.24%	2.54%	2.37%

Total	2.48%	2.58%	2.75%	3.21%	3.18%
Net Loan Charge-offs/Average Loans
Argentina	11.49%	14.42%	33.64%	23.86%	18.11%
All other	.86%	1.36%	1.45%	1.54%	1.23%

Total	1.03%	1.59%	2.07%	2.03%	1.65%
Reserve/Nonperforming Loans
Argentina	65%	63%	63%	68%	69%
All other	245%	212%	187%	173%	148%

Total	165%	146%	134%	129%	113%
Nonperforming Assets/Related Assets
Argentina*	54.40%	55.27%	55.96%	59.66%	59.95%
All other	.92%	1.05%	1.24%	1.51%	1.62%

Total*	1.85%	2.09%	2.39%	2.86%	3.20%

*	Calculation includes Argentine securities.

The following tables present credit quality information for the Corporation’s loan portfolio over the most recent five quarters:

Nonperforming Assets (NPAs)

	2003			2002
Dollars in millions	3Q	2Q	1Q	4Q	3Q
Nonaccrual Loans excluding Argentina
Commercial and Industrial – Domestic	$661	$874	$1,078	$1,432	$1,564
Commercial – International	243	179	200	139	138
Commercial Real Estate – Domestic	58	70	80	73	39
Consumer – Domestic	69	77	80	72	74
Consumer – International	21	25	19	11	7

Subtotal	1,052	1,225	1,457	1,727	1,822
Other Nonperforming Assets	89	52	55	52	36

Total Nonperforming Assets excluding Argentina	1,141	1,277	1,512	1,779	1,858
Argentina	1,199	1,326	1,461	1,680	1,901

Total Nonperforming Assets	$2,340	$2,603	$2,973	$3,459	$3,759

Nonperforming Assets Reconciliation

	2003			2002
Dollars in millions	3Q	2Q	1Q	4Q	3Q
Beginning Balance	$2,603	$2,973	$3,459	$3,759	$3,891
Additions	407	494	629	747	740
Reductions	(658)	(864)	(1,115)	(1,047)	(820)
NPAs Reclassified as Held for Sale or Accelerated Disposition	(12)	—	—	—	(52)

Ending Balance	$2,340	$2,603	$2,973	$3,459	$3,759

Note: At September 30, 2003, assets held for sale or accelerated disposition had a net carrying value of $43 million, compared with $21 million at June 30, 2003. These assets are excluded from the NPA information presented above. Transfers of loans to assets held for sale or accelerated disposition are made in accordance with management’s intention to focus additional resources on their accelerated disposition.

Domestic NPA Portfolio

Stratification

	3Q 2003		3Q 2002
Range $ in MM	Amount $ in MM	# Loans	Amount $ in MM	# Loans
$75 & Up	$—	—	$285	2
$50 -to- $75	61	1	122	2
$25 -to- $50	62	2	115	3
$10 -to- $25	315	21	609	42
Less Than $ 10	402		576

Total Domestic NPAs	$840		$1,707

Rollforward of Reserve for Credit Losses

	2003			2002
Dollars in millions	3Q	2Q	1Q	4Q	3Q
Beginning Balance	$3,198	$3,406	$3,864	$3,727	$3,867
Provision for Credit Losses	265	285	280	750	352

Net Loan Charge-offs, excluding Argentina
Charge-offs	338	479	490	512	404
Recoveries	(73)	(69)	(60)	(62)	(52)

Net Loan Charge-offs, excluding Argentina	265	410	430	450	352
Argentina Net Loan Charge-offs	56	78	196	157	134

Total Net Loan Charge-offs	321	488	626	607	486
Other	(14)	(5)	(112)	(6)	(6)

Ending Balance	$3,128	$3,198	$3,406	$3,864	$3,727

Ending Balance excluding Argentina	$2,581	$2,593	$2,725	$2,994	$2,704
Argentina Ending Balance	547	605	681	870	1,023

Note: A reserve for credit losses for Argentina was established in prior years. Each quarter, Argentine chargeoffs are recorded against the reserve. The remaining reserve at September 30, 2003 is deemed to be adequate to cover expected losses from the Argentine portfolio in the future.

Summary of Credit-Related Costs

	2003			2002
Dollars in millions	3Q	2Q	1Q	4Q	3Q
Provision for Credit Losses	$265	$285	$280	$750	$352
Charges to Noninterest Income	—	30	30	50	18

Total Credit-Related Costs	$265	$315	$310	$800	$370

Net Charge-Offs

	2003			2002
Dollars in millions	3Q	2Q	1Q	4Q	3Q
Net Charge-offs excluding Argentina
C & I Loans and Leases	$132	$292	$275	$276	$251
International	29	23	41	81	8
Commercial Real Estate	—	6	9	4	5

Total Commercial	161	321	325	361	264
Credit Card	82	70	79	63	65
Other Consumer	16	14	16	18	17
International	6	5	9	8	6
Residential	—	—	1	—	—

Total Consumer	104	89	105	89	88

Total Net Loan Charge-offs excluding Argentina	265	410	430	450	352
Argentina	56	78	196	157	134

Total Net Loan Charge-offs	321	488	626	607	486
Charges to Noninterest Income	—	30	30	50	18

Total Net Charge-offs	$321	$518	$656	$657	$504

CAPITAL

Capital and Share Data

	2003			2002
Dollars in millions, except per share data	3Q	2Q	1Q	4Q	3Q
Common Equity	$17,323	$17,167	$16,861	$16,562	$16,595
Total Stockholders’ Equity	17,594	17,438	17,132	16,833	16,866
Tier 1 Capital *	15,753	15,222	15,254	15,049	15,120
Total Capital *	21,499	21,128	21,361	21,399	21,615
Market Capitalization	31,738	31,220	25,037	25,449	21,286
Tangible Common Equity/Assets	6.65%	6.54%	6.29%	6.40%	6.52%
Total Equity/Assets	8.96	8.85	8.60	8.84	9.01
Tier 1 Capital Ratio *	8.63	8.35	8.36	8.24	8.24
Total Capital Ratio *	11.77	11.60	11.71	11.72	11.77
Leverage Ratio *	8.39	7.96	8.03	8.27	8.34
Book Value Per Share	$16.46	$16.32	$16.04	$15.78	$15.84
Shares Outstanding, period-end (in millions)	1,052.6	1,052.1	1,051.3	1,049.8	1,047.7
Average Diluted Shares Outstanding (in millions)	1,052.7	1,050.8	1,048.4	1,047.3	1,047.0

*	3Q 2003 are estimates

At September 30, 2003, FleetBoston exceeded all regulatory required minimum capital ratios, and its banking subsidiaries were considered well capitalized according to regulatory guidelines.

Common Stock Data

	2003			2002
	3Q	2Q	1Q	4Q	3Q
Stock Price at End of Period	$30.15	$29.71	$23.88	$24.30	$20.33
High Closing Price for the Period	31.54	31.15	27.64	27.49	31.75
Low Closing Price for the Period	29.35	24.55	21.98	17.75	18.75
Dividend declared	.35	.35	.35	.35	.35
Dividend paid	.35	.35	.35	.35	.35

FleetBoston Financial (FBF) is traded on the NYSE and the Boston Stock Exchange with total equity of $17.6 billion and a book value per share of $16.46 at September 30, 2003.

REVIEW OF

BUSINESS LINE

RESULTS

Line of Business Results: Total Company

Net Income

LINE OF BUSINESS RESULTS

Line of business results are monitored by an internal profitability measurement system. Business line earnings are subject to periodic adjustment based on modifications to management accounting rules, profitability measurement system enhancements and organizational changes. The business line financials presented herein conform to the organizational hierarchy that was announced during the second quarter, which includes the Corporation’s three major business lines, Personal Financial Services, National Commercial Financial Services and Regional Commercial Financial Services & Investment Management, as well as Capital Markets and International Banking. Discontinued operations reflect the Q2’03 gain from the sale of Interpay and results for Robertson Stephens and Asia.

Line of Business Earnings Summary

	Quarterly Results
	Net Income (Loss)		Revenue		Return on Equity
Dollars in millions	3Q’03	2Q’03	3Q’03	2Q’03	3Q’03	2Q’03
Personal Financial Services	$260	$255	$1,377	$1,392	22%	22%
National CFS	215	199	637	634	19	17
Regional CFS and Investment Management	116	109	614	609	14	13
International Banking	49	—	274	202	16	nm
Capital Markets	44	(43)	135	(1)	12	nm
All Other	(9)	51	(103)	(59)	nm	nm
Discontinued Operations	—	53	na	na	nm	nm

Total FleetBoston	$675	$624	$2,934	$2,777	16%	15%

	Nine Months Ended September 30
	Net Income (Loss)		Revenue		Return on Equity
Dollars in millions	2003	2002	2003	2002	2003	2002
Personal Financial Services	$733	$759	$4,097	$4,029	21%	23%
National CFS	595	573	1,893	1,998	17	13
Regional CFS and Investment Management	323	378	1,818	1,905	13	14
International Banking	78	(392)	693	391	8	nm
Capital Markets	(30)	(28)	158	219	nm	nm
All Other	124	(63)	(189)	102	nm	nm
Discontinued operations	43	(299)	na	na	nm	nm

Total FleetBoston	$1,866	$928	$8,470	$8,644	15%	7%

PERSONAL FINANCIAL SERVICES

A. Profile

•	Nearly 5.4 million retail households & approximately 500,000 small businesses
•	Leading position in 4 of the top 6 states based on per capita income
•	30% household share in New England
•	1,458 Stores & 3,431 ATMs
•	3rd Largest bank-owned Brokerage Company
•	88 Fleet Investor Centers staffed with over 900 brokers
•	Approximately 1,500 Investment Advisors selling within our stores

B. Comparative Data

	2003		Change
Dollars in millions	3Q	2Q
Net Income
Consumer Banking	$184	$190	$(6)
Small Business	35	31	4
Credit Card	41	34	7

Total	$260	$255	$5
Revenues
Consumer Banking	$785	$827	$(42)
Small Business	141	141	—
Credit Card	451	424	27

Total	$1,377	$1,392	$(15)
ROE	22%	22%	—
Average Loans (Managed)
Credit Card	$14,790	$14,750	$40
Home Equity (excl. Resi Mortgages which are carried in Treasury)	28,343	25,547	2,796
Other	4,778	4,967	(189)

Total	$47,911	$45,264	$2,647

C. Analysis of Results (3Q’03 vs. 2Q’03)

Personal Financial Services earned $260 million for the quarter which represents an increase of $5 million or 2% over the prior quarter. Improved credit card spreads due to repricings and continued expense management contributed to these positive results. In addition, strong growth in home equity loans and in low-cost core deposits was partially offset by the impact of lower deposit spreads, lower retail brokerage fees and a decline in student loan gains.

REGIONAL COMMERCIAL FINANCIAL SERVICES

and INVESTMENT MANAGEMENT

A. Profile

•	30,000 Commercial Customers
•	30% Market Share in Northeast of commercial customers with $10 to $500 million of sales
•	224,000 High Net Worth Customers
•	Core/Target Commercial Clients: Small to mid-size firms ($2MM-$500MM), Healthcare, Non-Profit, Professional Svcs
•	Key Solutions: Credit, Cash Management, Trade Services, Asset Management, Personal Financial Planning
•	#1 in middle market and small business in the Northeast
•	#1 in cash management in the northeast; #5 nationally
•	#2 in middle market syndications
•	#4 issuer of Commercial Letters of Credit
•	Columbia Management Group is a Top 30 Global Asset Manager
➢	$152 Billion in Assets Under Management

B. Comparative Data

	2003
Dollars in millions	3Q	2Q	Change
Net Income
Regional Commercial Financial Services	$76	$70	$6
Investment Management	40	39	1

Total	$116	$109	$7
Revenues
Regional Commercial Financial Services	$336	$340	$(4)
Investment Management	278	269	9

Total	$614	$609	$5
ROE	14%	13%	100	bp
Average Loans (Managed)
Regional Commercial Financial Services	$14,278	$15,057	$(779)
Investment Management	3,907	4,098	(191)

Total	$18,185	$19,155	$(970)
Domestic Assets Under Management (in billions)	$152	$148	$4
Product Revenues
Cash Management & Deposit Fees	$52.3	$48.9	$3.4
Corporate Finance Fees	9.6	5.3	4.3
Trade Services	12.7	12.4	0.3
FX & Derivatives	18.9	18.0	0.9
Investment Products	4.3	3.6	0.7

Total	$97.8	$88.2	$9.6

C. Analysis of Results (3Q’03 vs.2Q’03)

Regional Commercial Financial Services and Investment Management earned $116 million in the current quarter versus $109 million last quarter. The increase was driven by Regional Commercial Financial Services, which benefited from a higher level of investment banking and cash management fees while Investment Management benefited from recent improvements in the equity markets. In addition, revenues and expenses from tax processing both declined compared with the second quarter due to expected seasonal factors.

NATIONAL COMMERCIAL FINANCIAL SERVICES

A. Profile

•	60,000 Customers
•	Core/Targeted Clients: National Mid-Cap, Asset-Based, Leasing, Real Estate, Financial Institutions
•	Key Solutions: Credit, Capital Markets, FX/Derivatives, Leasing, Cash Management
•	# 2 bank-owned leasing company
•	# 2 real estate lead arranger
•	Top 3 bank-owned asset based lender
•	Top 3 non-investment-grade lead arranger

B. Comparative Data

	2003		Change
Dollars in millions	3Q	2Q
Net Income
Specialized Finance	$151	$142	$9
National Banking	64	57	7

Total	$215	$199	$16
Revenues
Specialized Finance	$433	$432	$1
National Banking	204	202	2

Total	$637	$634	$3
ROE	19%	17%	200	bp
Average Loans (Managed)
Specialized Finance	$36,064	$37,089	$(1,025)
National Banking	10,108	11,278	(1,170)

Total	$46,172	$48,367	$(2,195)
Product Revenues
Cash Management & Deposit Fees	$59.3	$57.3	$2.0
Corporate Finance Fees	58.6	56.2	2.4
Trade Services	32.6	29.5	3.1
FX & Derivatives	27.8	24.7	3.1
Investment Products	5.6	4.6	1.0

Total	$183.9	$172.3	$11.6

C. Analysis of Results (3Q’03 vs.2Q’03)

National Commercial Financial Services earned $215 million in the current quarter, compared to $199 million in the prior quarter. The third quarter results benefited from a higher level of venture capital and leasing revenue and a lower loan loss provision, partially offset by a decline in loan volume, which negatively impacted net interest income.

International Banking

	Quarterly Results
	Net Income (Loss)		Revenue		Return on Equity
Dollars in millions	3Q’03	2Q’03	3Q’03	2Q’03	3Q’03	2Q’03
Brazil	$27	$31	$140	$144	22%	25%
Argentina	2	(46)	45	(22)	2	nm
Other International Units	20	15	89	80	24	18

Total International Banking	$49	$—	$274	$202	16%	nm	%

International Banking earned $49 million in the third quarter of 2003 compared to break-even results in the prior quarter. Argentina’s second quarter results included a one-time net charge totaling $38 million after-tax for establishing a deposit redollarization reserve, securities writedowns, streamlining of operations and a gain on the sale of Argentina’s pension unit. Excluding this net charge, core Argentine results improved $10 million versus the prior quarter due, in part, to improved foreign exchange results. Brazil earned $27 million in the third quarter of 2003 compared to $31 million in the prior quarter as a result of lower yields on earning assets.

Capital Markets

	Quarterly Results
	Net Income (Loss)		Revenue		Return on Equity
Dollars in millions	3Q’03	2Q’03	3Q’03	2Q’03	3Q’03	2Q’03
Fleet Specialist/Execution & Clearing	$15	$10	$78	$71	12%	8%
Principal Investing	29	(53)	57	(72)	12	nm

Total Capital Markets	$44	$(43)	$135	$(1)	12%	nm	%

The Capital Markets businesses earned $44 million in the third quarter of 2003 compared to a loss of $43 million in the prior quarter. Principal Investing earned $29 million in the current quarter compared to a loss of $53 million in the prior quarter due to the combination of higher gains and lower writedowns in the third quarter. Fleet Specialist/Execution & Clearing earned $15 million in the current quarter versus $10 million in the second quarter due primarily to an improved performance by the Specialist business.

************

All Other includes transactions not allocated to the principal business lines and the residual impact of methodology allocations, as well as the business activities of the Treasury unit, which is responsible for managing the Corporation’s securities and residential mortgage portfolios, balance sheet management functions and wholesale funding.

Q3’03 CORE BUSINESS HIGHLIGHTS

Our Consumer Brand Promise: Fleet helps me make smarter decisions with my money so I can  move forward with confidence.

Our Commercial Brand Promise: Fleet provides me with an expert ally whose ideas and  solutions will fuel my growth and drive my success

Growth during 3Q’03

•	Low cost core consumer deposits up $1.3B (or 9% annualized) from last quarter and up 14% from last year.
•	Low cost core commercial deposits up $2.4B (or 33% annualized) from last quarter and up 24% from last year.
➢	See graphs on pages 37 and 38 for trends in core deposits
•	Total retail accounts up 268M from last quarter; up 1,063M (or 6%) over last year.
➢	New York up 129M from last quarter; up 376M (or 9%) from last year.
➢	NJ/PA up 127M from last quarter; up 443M (or 7%) from last year.
•	Growth in Home Equity lending remains solid and continues to come predominately from customers refinancing mortgages into our first lien products. As of September ‘03 …
➢	66% of Home Equity outstandings are in a first lien position; up from 54% a year ago.
➢	The average/weighted Loan-to-Value of the Home Equity portfolio is 58%.
➢	The average/weighted FICO score of the Home Equity portfolio is 761.
•	The credit profile of the Credit Card portfolio remains strong as 78% of balances have FICO scores over 660.
•	Products per household have grown in every market over last year and now total 3.8 per household.
➢	Product Penetration (% of Fleet retail households with the following products as of August ‘03)
■	Checking account 76% (vs. 74% last year)
■	Active Online (HomeLink) account 22% (vs. 19% last year)
■	Credit Card 25% (vs. 20% last year)
■	Home Equity Line/Loan 11% (vs. 9% last year)
•	The 12-month rolling retail customer attrition rate has declined to 15.8% vs. 16.6% a year ago.
•	Mutual Fund sales through third parties totaled $3.6B in the quarter, up 19% compared to last quarter and up 50% from the same quarter of last year.
•	Excluding money market accounts, Columbia Management Group experienced positive net inflows into mutual funds during the quarter of $1.1B. Our top performing Wanger Acorn and Columbia High Yield funds continue to drive this success.
•	During the quarter, we opened 5.2M new Asset Management Accounts, our cornerstone product offering to affluent customers, delivering all the functionality of a full service brokerage account with complete access to the entire banking product suite.
•	In Q3, average daily retail trades on brokerage accounts were flat compared to the prior quarter at 20M trades/day. After exiting the seasonally slow summer months, trade levels in September increased to 22M trades/day.
•	Total number of products sold to commercial customers is up 4% from last year.
➢	Total customers using Cash Management is up 3% from a year ago.
➢	Total customers using Capital Markets (FX, Derivatives & Corporate Finance) is up 10% over last year.
•	Corporate Finance fees up 20% YTD over the same period last year as the strategic focus on the national mid-cap sector has driven increased activity.
•	During Sept., Fleet Capital closed 6 deals with new customers representing nearly $600MM in new commitments.

Operating Results: Comparison to Prior Year

•	The low interest rate environment continues to restrain the earnings of Personal Financial Services (PFS) as the value of deposit balances has declined. Had deposit spreads remained unchanged from last year, Q3’03 earnings would have grown by 18% over Q3’02.

Improving Customer Service

•	Introduced Fleet’s new Market Leadership Model, which is designed to deliver the full power of Fleet to the distinct local markets we serve. The new model will bring the Fleet brand to life and build our customers’ financial confidence, at the market level, and drive revenue growth by fully aligning the efforts of both PFS and Regional Commercial Financial Services & Investment Management (RCFS/IM). The new 25 market structure is driven by natural demographics and customer behavior to enhance our understanding and responsiveness to the unique needs of each market. New leadership will come from the appointment of two executives in each market. One representing PFS and the other representing RCFS/IM with both working closely together to provide market-specific solutions.
•	The Gold Star Recognition program is now in full gear with over 65,000 nominations since the program’s inception a year ago. Of the 43,000 Gold Star nominations submitted through June 30, 2003, 600 Shining Stars were selected by a committee of their peers and 60 Super Stars were chosen by a committee of Senior Managers. The first Super Star event, An Evening with the Stars, will be held in Boston to recognize the Super Star winners. Winners were selected based on the following:
➢	Delivering on our brand promise by providing excellent service to our customers in two ways: both by employees’ direct interaction with customers and through the outstanding cross-organizational support they provide to their colleagues.
➢	Enhancing employee favorability by building morale and creating a sense of pride.
➢	Providing clear examples of cultivating new business, expanding relationships, and retaining customers and clients-all of which have a direct impact on generating revenue to our bottom line.
➢	Bringing our organization closer to building employee satisfaction, customer favorability and shareholder value.

•	Standard & Poors (S&P) rated Fleet’s Home Equity operation as “Above Average” citing a seasoned management team, risk management controls and default management controls. S&P considers Fleet to be a highly competitive servicer.
•	In a recent study by independent call center consulting firm O’Connor & Associates, 1-800-CALL-FLEET surpassed the industry benchmark for all seven performance attributes measured.
•	Using the combination of digital imaging technology and ATM convenience, began the rollout of Paycheck Anytime, which allows non-Fleet customers to cash their paycheck at a machine rather than standing in line for a teller. As Fleet cashes nearly one million of these checks each month, the shorter teller lines for Fleet customers has improved the overall customer experience.

Other Growth Initiatives

•	Introduced Smarter Decisions with Fleet, a program designed to reinforce our brand promise of helping people achieve financial confidence by making smarter financial decisions. The program is being implemented via a 10-point plan of action which includes a new web page www.fleet.com/smarterdecisions, a newly published book, Making Your Money Work for You, a major promotional campaign, and the new Fleet-branded Mobile Vehicle which will visit Fleet sites and other events to publicize the program.
•	During Q3’03, began a targeted marketing campaign using our Web-base ATM technology reminding customers of the value of using their Fleet ATM card to make purchases at various retail stores. These transactions provide convenience and security to our customers at no cost to them while generating revenue for Fleet.

•	Continued to enhance Business Advisor, our award winning Commercial Customer Relationship Management system with the launch of a new National Mid-Cap Prospecting Tool. The tool provides detailed prospect information on companies with revenues of $250MM-$3B and leverages Fleet’s strong local presence in major cities and regions across the country in pursuit of lead positions in high opportunity markets.

•	With an opportunity to expand our business of offering high-level products and services to government agencies, Fleet opened an office in Washington, D.C. during the quarter. Fleet has been serving government agencies for over 30 years and currently serves more than 3,500 different government clients.

•	Columbia Management Group was selected as the provider of the New York state 529 Plan, a tax-advantaged way to save for higher education. The plan will be distributed through both independent advisors and brokerage firms as well as through our internal Investment Advisor sales force.

•	In order to present its capabilities and products under a unified brand and name, Columbia Management Group will re-brand funds that carry the former Liberty name to the new Columbia name.

Electronic Banking

•	75% of total ATM/Debit card customers are enrolled in HomeLink.
•	Number of active HomeLink customers up 21% over the past year; currently growing at 18M customers per month. Average daily logins during the quarter were 299M, up 28% from last year.
•	Active HomeLink customers with Bill Pay increased to 394M in Sept ‘03; up 3.4% from June ‘03.
•	Active HomeLink customers made 2.6 million bill-payments in Sept ‘03; up 16% from a year ago.
•	134M HomeLink customers also have a linked Quick & Reilly account; growing by 3.4M accounts per month.

ARGENTINA

I.	Comparative Financial Information

		3Q’03	2Q’03	4Q’01

A.	Balance Sheet (in billions) (1)
	Assets	$2.9	$3.2	$9.3
	Securities	.4	.4	.3
	Loans
	Commercial	1.4	1.5	4.5
	Consumer	.3	.3	1.8
	Sovereign	.2	.2	.4

	Total Loans	1.9	2.0	6.7
	Loan Loss Reserves (2)	.5	.6	.9
	Reserve for ongoing court-ordered deposit reimbursement	.1	.1	—
	Deposits	1.4	1.5	4.4

(1)      Declines in assets and deposits from 4Q’01 due mainly to pesofication and weakening of the local currency.

(2)      The reserve totals shown reflect charges taken in 2Q’02 and 4Q’01 as well as the portion of the general reserve for credit losses that has been allocated to Argentina. Credit losses are charged against the reserve.

B.	Income Statement (in millions) (3)
	Net Interest Revenue	$24	$18	$122
	Noninterest Income	22	11	(1)
	Expenses	43	45	102
	Provision for Credit Losses	—	—	725
	Gain from sale of investment in pension company	—	64	—
	Charges (4)	—	(121)	(325)
	Net Income (Loss)	2	(46)	(634)

(3)      Revenue and expense levels were affected by a weakening of the local currency since 4Q’01. Revenue levels were also affected by a significant increase in nonperforming assets, and new government policies. The credit loss provision is zero in 3Q’03 and 2Q’03 as all credit losses were charged against the reserves established in prior years.

(4)      2Q’03 charges include $100 million for establishing a reserve related to the estimated impact of redollarization actions on applicable deposits. This action should also mitigate the future impact of costs currently being incurred by the ongoing court-ordered settlements with individual depositors. 2Q’03 also includes a $21 million charge for securities writedowns and streamlining of operations. 4Q’01 charges include $200 million for pesofication and $125 million for securities writedowns.

C.	Credit Quality (in millions) (5)
	NPAs	$1,199	$1,326	$263
	Chargeoffs	56	78	39

(5)      The growth in NPAs from 4Q’01 is mainly due to a higher level of commercial loan NPAs and the placement of all sovereign loans and securities on nonaccrual; $.4 billion of the Q3’03 and Q2’03 NPAs are securities and the remainder are loans. The decline in NPAs from 2Q’03 is mainly due to chargeoffs and collections.

D.	Estimated Cross-border (in billions)
	Trade-Related	$.4	$.4	$1.0
	Other	1.1	1.3	3.8

	Sub-total	1.5	1.7	4.8
	Risk Mitigation:
	Guarantees	(.1)	(.2)	(.7)
	Insurance	(.4)	(.4)	(.8)

	Net Total	$1.0	$1.1	$3.3

II.	Developments During the Quarter

•	The Argentine administration reached a three-year accord with the International Monetary Fund (IMF) to refinance $21.2 billion of debt with the IMF and other multilateral lending organizations.
•	3Q’03 GDP rose 6.8% vs. 3Q’02.
•	Balance sheet translated at 9/30/03 exchange rate of 2.91 pesos per dollar vs. 2.81 at 6/30/03.
•	Total translation gains for the first three quarters of 2003 were $25 million (after-tax); translation losses were $358 million (after-tax) for all of 2002. Translation gains/losses are recorded directly to stockholders’ equity, net of tax.

BRAZIL

I.	Comparative Financial Information

		3Q’03	2Q’03	4Q’01

A.	Balance Sheet (in billions) (1)
	Assets	$8.8	$8.8	$12.0
	Securities	.7	.7	1.9
	Loans (2)
	Commercial	4.5	5.0	6.9
	Consumer	.3	.3	.4

	Total Loans	4.8	5.3	7.3

(1)      The decline in asset levels since 4Q’01 is mainly due to risk reduction measures.

(2)      Approximately $296 million of the Corporation’s loan loss reserve has been allocated to Brazil at September 30, 2003, compared to $325 million at June 30, 2003.

B.	Income Statement (in millions) (3)
	Net Interest Revenue	$97	$103	$124
	Noninterest Income	43	40	60
	Expenses	88	85	85
	Provision for Credit Losses	9	9	8
	Net Income	27	31	57

	(3) Revenues and earnings are down since 4Q’01 due to balance sheet downsizing as well as from reducing currency and interest rate risk positions.

C.	Credit Quality (in millions) (4)
	NPAs	$196	$129	$18
	Chargeoffs	28	5	5

	(4) The increase in NPAs and chargeoffs from prior periods is mainly due to utility and telecom credits.

D.	Estimated Cross-border (in billions)
	Trade-Related	$2.3	$2.8	$3.6
	Other	3.3	3.1	4.8

	Sub-total	5.6	5.9	8.4
	Risk Mitigation:
	Guarantees from parent companies	(.7)	(1.0)	(1.1)
	Insurance	(.9)	(1.0)	(1.1)
	Guarantees from funding providers	(.9)	(.5)	(2.1)
	Other trade-related risk mitigation	(1.2)	(1.3)	(1.6)

	Net Total (5)	$1.9	$2.1	$2.5

	(5) Included in the cross-border totals, net of risk mitigation, were non-trade-related outstandings of $.1 billion in 3Q’03, $.1 billion in 2Q’03, and $.8 billion in 4Q’01.

II.	Developments during the Quarter

•	Local currency (“real”) was 2.92 per dollar at September 30, 2003 vs. 2.87 at June 30, 2003.
•	Annualized inflation declined to 9.6% in 3Q vs. 11% in 2Q.
•	Central Bank lowered its benchmark rate three times during 3Q from 26% to 20% (150 basis points in 7/03; 250 basis points in 8/03 and 200 basis points in 9/03).
•	Brazil’s GDP now expected to grow between 0.5% and 1.0% in 2003.

Principal Investing Portfolio

	2003		Change	2002
Dollars in millions, except Portfolio Carrying Value	3Q	2Q		3Q
Portfolio Carrying Value (in billions)	$3.1	$3.2	(3)%	$3.6
Capital Drawdowns—Funds	88	105	(16)	97
New Money Invested—Directs	4	13	(69)	15

Total Capital Contributions and New Money Invested	92	118	(22)	112
Net Realized Gains and Losses on Direct investments	109	40	173	28
Writedowns, Equity Accounting and Other	(17)	(105)	84	(96)

Net Writedowns/Realized Gains	92	(65)	242	(68)
Net Unrealized Gains on Direct investments in Public Companies	$15	$16	(6)	$77

			Direct Portfolio Data
Portfolio by Industry	Direct	Primary Funds*	Geographic Breakdown			Aging of Portfolio
Manufacturing and Distribution	28	20%	United States	82%	2003	1%
Consumer / Retail	22	10	Europe	13	2002	3
Communication	13	7	Other	5	2001	9
Healthcare	9	10	Total	100%	2000	39
Information Technology	8	9			1999	17
Media / Entertainment	5	11			<1998	31
General Services	5	11			Total	100%
Financial Services	5	6
Real Estate	4	7
Energy	1	3
Other	—	6

Total	100	100%

This release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from estimates. These risks and uncertainties include, among other things, (1) changes in general political and economic conditions, either domestically or internationally; (2) continued economic, political and social uncertainties in Latin America; (3) developments concerning credit quality, including the resultant effect on the level of the Corporation’s provision for credit losses, nonperforming assets, net charge-offs and reserve for credit losses; (4) continued weakness in domestic commercial loan demand, and the impact of that weakness on the Corporation’s lending activities; (5) changes in customer borrowing, repayment, investment and deposit practices; (6) interest rate and currency fluctuations, equity and bond market fluctuations and inflation; (7) changes in the mix of interest rates and maturities of our interest earning assets and interest bearing liabilities; (8) continued weakness in the global capital markets and the impact of that weakness on the Corporation’s principal investing and other capital markets-related businesses, and its wealth management and brokerage businesses, as well as the availability and terms of funding necessary to meet the Corporation’s liquidity needs; (9) changes in competitive product and pricing pressures within the Corporation’s markets; (10) legislative or regulatory developments, including changes in laws or regulations concerning taxes, banking, securities, capital requirements and risk-based capital guidelines, reserve methodologies, deposit insurance and other aspects of the financial services industry; (11) changes in accounting rules, policies, practices and procedures; (12) legal and regulatory proceedings and related matters with respect to the financial services industry, including those directly involving the Corporation and its subsidiaries; (13) the effectiveness of instruments and strategies used to hedge or otherwise manage the Corporation’s exposure to various types of market and credit risk; and (14) the effects of terrorist activities or other hostilities, including geopolitical stresses in the Middle East and other areas. For further information, please refer to the Corporation’s reports filed with the SEC.